UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2007

GRAFTECH INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13888 (Commission File Number)	06-1385548 (I.R.S. Employee Identification Number)

12900 Snow Road

Parma, Ohio 44130

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: 216-676-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 2.04 Triggering Events That Accelerate Or Increase A Direct Financial Obligation Or An Obligation Under An Off-Balance Sheet Arrangement

On January 12, 2007, pursuant to the Indenture dated as of February 15, 2002, as amended (the “Indenture”), by and among us, certain of our subsidiaries and U.S. Bank National Association (as successor in interest to State Street Bank and Trust Company), as trustee (the “Trustee”), we and certain of our subsidiaries who are guarantors requested the Trustee to redeem $120 million of the outstanding principal amount of the 10 ¼% Senior Notes due 2012 (the “Senior Notes”) issued pursuant to the Indenture, at 105.125% of the principal amount, plus accrued interest. We are obligated to proceed with the redemption. The redemption is expected to occur on or about February 15, 2007. After the redemption, $315 million in principal amount of the Senior Notes will remain outstanding.

Reference is made to the note on forward-looking statements contained after the caption “Forward Statements and Risks” in the Introduction to Part II of our Quarterly Report on Form 10-Q for the period ended September 30, 2006 with respect to risks and uncertainties affecting estimates and predictions contained herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.
Date: January 18, 2007	By: /s/ Mark R. Widmar
Mark R. Widmar Chief Financial Officer and Vice President